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                                                                   EXHIBIT 99.1
                                                                   Press Release

                                                [SCIOS LOGO]
                                                          Scios Inc.
                                                          820 West Maude Avenue
                                                          Sunnyvale, CA 94085
                                                          Telephone 408 616 8200
                                                          Telefax 408 616 8206
                                                          www.sciosinc.com

Contact:
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Suzanne Beveridge, Scios Inc. (408) 616-2947 (media & investors)
Jim Weiss, WeissCom Partners (415) 260-1274 (media)
Fern Lazar, Lazar Partners (212) 867-1765 (investors)

Scios Announces Pricing of $150 Million Convertible Subordinated Notes

SUNNYVALE, CA, July 30, 2002 -- Scios Inc. (NASDAQ: SCIO) today announced that it has agreed to sell $150 million in aggregate principle amount of 5.50% convertible subordinated notes due August 15, 2009 through a private placement to qualified institutional buyers. The company also granted the initial purchasers a 30-day option to acquire up to an additional $25 million in principal amount to cover over-allotments. The notes will be convertible at the option of the holders into shares of Scios Inc. common stock initially at a conversion price of $39.30, representing a conversion premium of 23% over today's closing price.

The company intends to use a portion of the net proceeds to repay outstanding indebtedness and the remaining amount for general corporate purposes.

The notes and the common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and have been privately offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended. Unless so registered, the notes and common stock issuable upon conversion of the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

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This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Scios Inc.
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Scios is a biopharmaceutical company developing novel treatments for cardiovascular and inflammatory disease. The company's disease-based technology platform integrates expertise in protein biology with computational and medicinal chemistry to identify novel targets and rationally design small molecule compounds for large markets with unmet medical needs.

Forward-Looking Safe Harbor Statement
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This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We generally identify such forward-looking statements using words like "believe," "intend," "expect," "may," "should," "plan," "project," "contemplate," "anticipate" or similar statements. Statements that are not historical facts are forward-looking statements based on current assumptions that involve risks and uncertainties. These risks and uncertainties may include the sales penetration and success of Natrecor, the success of clinical trials of Natrecor our pipeline products, including SCIO-469 and inhibitors to TGF-beta and our ability to partner the development and commercialization of our pipeline products and Natrecor (outside the U.S. and Europe) with third parties on favorable terms, or at all, as well as the other risks detailed from time to time in the reports filed by Scios with the SEC, including the company's quarterly reports and annual report on Form 10-K. Actual results, performance or achievements of Scios may differ significantly from those described in these forward-looking statements. Scios disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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